                                                        Exhibit No. EX-99.d.2.g.

                             SUB-ADVISORY AGREEMENT

     AGREEMENT  dated  this  7th  day  of  August,  2006  among  DFA  INVESTMENT
DIMENSIONS  GROUP INC., a Maryland  corporation  (the "Fund"),  DIMENSIONAL FUND
ADVISORS  INC., a Delaware  corporation  ("DFA") and  DIMENSIONAL  FUND ADVISORS
LTD., a company organized under the laws of England ("DFAL").

     WHEREAS,  DFA is the investment  advisor to all the portfolios of the Fund, including Emerging Markets Social Core Portfolio (the "Portfolio"); and

     WHEREAS,  the  Portfolio  invests in "United  Kingdom and  European  equity market stocks" as categorized, defined and limited in accordance with the Fund's prospectus; and

     WHEREAS,  DFAL personnel have expertise in certain business areas pertinent to the business  operations  of the  Portfolios  and the selection of brokers or dealers and the execution of trades with respect to United  Kingdom and European equity market stocks; and

     WHEREAS,  DFA  wishes to retain  DFAL as  sub-advisor  with  respect to the
Portfolio, and DFAL wishes to act as sub-advisor, upon the terms hereinafter set forth.

     NOW,  THEREFORE,  in consideration of the premises and mutual covenants and conditions contained herein, the parties hereto agree as follows:

     1. Services To Be Performed.  DFA hereby employs subject to approval by the
Board of  Directors  of the Fund and  supervision  by DFA,  DFAL to furnish,  at
DFAL's expense, the services described below with respect to the Portfolio:

          a.   DFAL  shall  have the  authority  and  responsibility  to  select brokers or dealers to  execute  purchases  and sales of  eligible securities for the Portfolio.  Such authority and  responsibility shall include,  without limitation,  the maintenance of a trading desk for the Portfolio;  the  determination  of the best and most
               efficient   means  of  purchasing   and  selling  such  portfolio
               securities in order to achieve best price and execution;  and the allocation  of trades among  brokers and dealers,  including  any affiliate of the Fund or of any  investment  advisor or affiliate thereof,  subject to Section 17 of the Investment  Company Act of
               1940. In carrying out its  obligations  hereunder,  DFAL will act with a view to the  Portfolio's  objectives  as set  forth in the
               Fund's  prospectus  and  otherwise  communicated  to DFAL by DFA, including the  objectives  of receiving  best price and execution for  portfolio  transactions  and  of  causing  as  little  price fluctuation  in the market  prices of stocks  being  purchased or sold as reasonably possible under prevailing market circumstances as  well  as in  light  of  the  size  of the  transaction  being executed.  DFA will advise DFAL of changes in the Fund's Articles of Incorporation,  bylaws,  and prospectus and any objectives not appearing  therein as they may be relevant to DFAL's  performance under this  Agreement.  DFA will  furnish to DFAL reports on cash available for investment and needed for redemption payments.  DFA shall be responsible to the Fund for the preparation of schedules of  securities  eligible for  purchase and sale by the  Portfolio
               ("execution  schedules"),  and shall prepare such schedules on at least a  semi-annual  basis,  it  being  understood  that DFA may consult with DFAL in  connection  therewith,  and may delegate to
               DFAL the preparation of such schedules. On at least a semi-annual basis DFA will review the Portfolio's  holdings,  make, itself or in  consultation  with DFAL,  any  necessary  adjustments  to the execution schedules and review the securities trading process and executions.  DFAL is authorized to have orders  executed for more or fewer shares than set forth on the  execution  schedules  when market  conditions and other factors permit or require,  provided that such variances  from the execution  schedules are within the parameters  agreed  to by DFA  from  time to time or in  specific cases.  DFAL shall  report the results of all trading  activities and all such other information relating to portfolio transactions for the Portfolio as DFA may reasonably request, on a daily basis to DFA and any other entity designated by DFA,  including without limitation  the  custodian  of the Fund.  DFAL  shall  review and coordinate its agency trading and execution strategies, practices and results with DFA as frequently as reasonably requested.

          b.   DFAL shall  maintain,  and  periodically  review with DFA and the
               Fund,   policies   and   procedures   necessary   to  ensure  the
               effectiveness of on-line communications systems between DFAL, DFA and the Fund.

          c.   DFAL shall  periodically  provide  DFA with data  concerning  the
               United Kingdom and European equity market;  and it shall maintain and provide to DFA current financial  information with respect to specific  United Kingdom and European equity market stocks on the execution schedules.  DFAL shall also furnish DFA with advice and information  regarding  securities of United Kingdom and European equity  market small  companies  and shall  provide DFA with such recommendations  in connection with the investment therein by the
               Portfolio as DFAL shall deem  necessary and advisable in light of the investment objective and policies of the Portfolio.

     3. Compensation.  For the services provided by DFAL hereunder DFA shall pay
DFAL a fee equal  to(pound)50,000  per year, to be paid on a quarterly basis. In the event that this Agreement is terminated at other than  quarter-end,  the fee for such quarter shall be prorated.

     4. Liability of DFAL.  Except as provided by the next sentence,  DFAL shall not be liable for any error of  judgment  or of law or for any loss  suffered by the Fund in connection with the matters to which this Agreement relates,  except loss resulting from willful  misfeasance,  bad faith or gross  negligence on the part of DFAL in the  performance of its  obligations  and duties or by reason of its reckless  disregard of its obligations and duties under this Agreement.  The foregoing  sentence does not apply to any liability  which DFAL or any affiliate thereof may have arising out of the  execution  by it of portfolio  transactions for the Fund.

     5. Term.  This  Agreement  shall become  effective on August 7th,  2006 and shall remain in effect until  August 7th,  2007,  unless  sooner  terminated  as hereinafter  provided and shall continue in effect from year to year thereafter, but  only so long  as  such  continuance  is  specifically  approved,  at  least annually, by (a) the vote of a majority of the Fund's directors, or (b) the vote of a majority of the outstanding  voting securities of the Portfolio and (c) the vote of a majority of those  directors who are not parties to this  Agreement or interested  persons of any such party  (except as directors of the Fund) cast in person at a meeting called for the purpose of voting on such approval. The terms
"interested  persons"  and  "vote  of  a  majority  of  the  outstanding  voting securities"  shall have the meanings  respectively set forth in Section 2(a)(19)
and Section 2(a)(42) of the Investment Company Act of 1940.

     This  Agreement  may be  terminated  by DFA or by DFAL at any time  without penalty on ninety (90) days' written  notice to the other party hereto,  and may also be terminated at any time without  penalty by the Board of Directors of the
Fund  or by  vote  of  the  holders  of a  majority  of the  outstanding  voting securities of the  Portfolio on sixty (60) days'  written  notice to DFAL by the
Fund.

     This  Agreement  shall   automatically   terminate  in  the  event  of  its
assignment.  The term  "assignment"  for this purpose shall have the meaning set forth in Section 2(a)(4) of the Investment Company of 1940.

     This Agreement shall automatically  terminate with respect to the Portfolio in the event that the Investment  Advisory  Agreement for the Portfolio  between
DFA and the Fund is terminated, assigned or not renewed.

     6. Notice.  Any notice under this Agreement shall be in writing,  addressed and delivered or mailed,  postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices.

                            [signature page follows]

     IN WITNESS WHEREOF, DFA, DFAL and the Fund have caused this Agreement to be executed as of the day and year above written.

               DIMENSIONAL FUND ADVISORS INC.

               By:
               Name:
               Title:

               DIMENSIONAL FUND ADVISORS LTD.

               By:
               Name:
               Title:

               DFA INVESTMENT DIMENSIONS GROUP INC.

               By:
               Name:
               Title: